As filed with the Securities and Exchange Commission on October 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AON PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	98-1030901
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Devonshire Square
London, England	EC2M 4PL
(Address of Principal Executive Offices)	(Zip Code)

Aon plc 2011 Incentive Plan

(Full Title of the Plan)

Peter M. Lieb

Executive Vice President, General Counsel and Company Secretary

Aon plc

8 Devonshire Square

London, England EC2M 4PL

+44 20 7623 5500

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Aon plc 2011 Incentive Plan
Class A Ordinary Shares, par value $0.01 per share	9,000,000	$81.875	$736,875,000	$85,625

(1)                                 This Registration Statement on Form S-8 covers an additional 9,000,000 Class A Ordinary Shares, par value $0.01 per share, of Aon plc issuable pursuant to the Aon plc 2011 Incentive Plan.

(2)                                 This Registration Statement on Form S-8 covers such additional and indeterminate number of Class A Ordinary Shares, par value $0.01 per share, of Aon plc as may become issuable by reason of share dividends, share splits or similar transactions.

(3)                                 Estimated solely for the purposes of determining the amount of the registration fee, in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low sales prices per share of Class A Ordinary Shares as reported by the New York Stock Exchange on October 24, 2014.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an additional 9,000,000 Class A Ordinary Shares, nominal value $0.01 per share (the “Class A Ordinary Shares”), of Aon plc (the “Company”) that may be offered and sold pursuant to the Aon plc 2011 Incentive Plan (the “Plan”).  The Company’s shareholders approved the addition of these shares to the Plan at the Company’s annual general meeting of shareholders on June 24, 2014.

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333- 174788) filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2011, as amended by the Post-Effective Amendment No. 1 thereto filed with the Commission on April 2, 2012, pertaining to the Plan are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

Part II
Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Company (Commission File No. 001-07933) are incorporated herein by reference:

(a)                 Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on February 18, 2014;

(b)                 Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Commission on April 25, 2014;

(c)                  Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Commission on July 25, 2014;

(d)                 Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Commission on October 31, 2014;

(e)                  Definitive Proxy Statement on Schedule 14A filed on April 28, 2014 (to the extent incorporated by reference in our Annual Report on Form 10- K for the year ended December 31, 2013);

(f)                   Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) of the Company filed with the Commission on March 21, 2014, May 13, 2014, May 27, 2014, June 30, 2014 and August 18, 2014; and

(g)                  The description of the Common Stock of Aon Corporation contained in Item 12 of the Registration Statement on Form 10 filed by Aon Corporation with the Commission on February 19, 1980 (when Aon Corporation was known as Combined International Corporation), and any amendment or report which Aon Corporation or the Company has filed (or which the Company will file after the date of this Registration Statement and prior to the termination of this offering) for the purpose of updating such description, including the Company’s Current Report on Form 8-K filed with the Commission on April 2, 2012.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit

4.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed with the Commission on April 2, 2012)
4.2

Aon plc 2011 Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement of the Company for the 2014 annual general meeting of shareholders filed with the Commission on April 28, 2014)

5.1*	Opinion of Freshfields Bruckhaus Deringer LLP
23.1*	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Powers of Attorney

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on October 31, 2014.

AON PLC

By:	/s/ Christa Davies
	Name:	Christa Davies
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2014
Gregory C. Case

*	Non-Executive Chairman and Director	October 31, 2014
Lester B. Knight

*	Director	October 31, 2014
Fulvio Conti

*	Director	October 31, 2014
Cheryl A. Francis

*	Director	October 31, 2014
Edgar D. Jannotta

*	Director	October 31, 2014
James W. Leng

*	Director	October 31, 2014
J. Michael Losh

*	Director	October 31, 2014
Robert S. Morrison

*	Director	October 31, 2014
Richard B. Myers

*	Director	October 31, 2014
Richard C. Notebaert

*	Director	October 31, 2014
Gloria Santona

*	Director	October 31, 2014
Carolyn Y. Woo

/s/ Christa Davies		Executive Vice President	October 31, 2014
Christa Davies		and Chief Financial Officer (Principal Financial Officer)

/s/ Laurel Meissner		Senior Vice President and	October 31, 2014
Laurel Meissner		Global Controller
(Principal Accounting Officer)

* By:	/s/ Christa Davies
	Christa Davies		October 31, 2014
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed with the Commission on April 2, 2012)
4.2

Aon plc 2011 Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement of the Company for the 2014 annual general meeting of shareholders filed with the Commission on April 28, 2014)

5.1*	Opinion of Freshfields Bruckhaus Deringer LLP
23.1*	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Powers of Attorney

* Filed herewith.